UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    December 19, 2012

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-1553387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

AspenBio Pharma, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, the Board of Directors (the “Board”) of Venaxis, Inc., formerly known as AspenBio Pharma, Inc. (the “Company”), in accordance with the provisions of the Company’s Bylaws, elected Susan A. Evans, Ph.D., FACB to serve as an independent director of the Company, with a term effective January 1, 2013 and expiring at the 2013 Annual Meeting of Shareholders.

Dr. Evans will receive the Company’s established non-employee director compensation, which was described in the Company’s Proxy Statement for its 2012 Annual Meeting filed with the SEC on April 11, 2012.  In addition, she will be granted an initial award of non-qualified stock options to purchase 48,000 shares of common stock at an exercise price equal to the Company’s closing stock price on the date of grant.  The grant will be made under the Company’s 2002 Stock Incentive Plan, as amended.

Dr. Evans was appointed to the Audit Committee of the Board effective as of January 1, 2013.

Dr. Evans is Vice President, Scientific Affairs at Beckman Coulter, an operating company of Danaher Inc.  She currently chairs the Van Slyke Foundation Board of Trustees as well as the Awards Committee of the American Association of Clinical Chemistry.

A copy of the press release announcing Dr. Evans’ appointment to the Board is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Press Release of Venaxis, Inc., issued December 20, 2012, titled “ Venaxis Board Appoints Senior Diagnostics Executive to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: December 20, 2012	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Venaxis, Inc., issued December 20, 2012, titled “ Venaxis Board Appoints Senior Diagnostics Executive to the Board of Directors.